UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2020, Trevena, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”) relating to the public offering (the “Offering”) of 21,739,131 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $2.30 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 3,260,869 shares of Common Stock. The offering is expected to close on August 14, 2020, subject to customary closing conditions. The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $46.7 million.

The shares of Common Stock are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-225685) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2018, as supplemented by a preliminary prospectus supplement, dated August 11, 2020, and a final prospectus supplement, dated August 12, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On August 12, 2020, the Company issued a press release announcing pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 12, 2020, by and between Trevena, Inc. and Guggenheim Securities, LLC
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1)
99.1	Press Release dated August 12, 2020
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: August 12, 2020	By:	/s/ Barry Shin
Barry Shin
Senior Vice President & Chief Financial Officer